Towerstream Reports Third Quarter 2012 Results

MIDDLETOWN, R.I., November 8, 2012 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower (“rooftop tower locations”) company, announced results for the third quarter ended September 30, 2012.

Third Quarter Operating Highlights

•	Adjusted EBITDA profitability, excluding non-recurring expenses and net costs associated with the rooftop tower locations, was $1.5 million for the third quarter 2012 compared to $1.3 million for the second quarter 2012 and $1.1 million for the third quarter 2011.
•	Customer churn for the third quarter 2012 was 1.54% compared to 1.65% for the second quarter 2012 and 1.27% for the third quarter 2011. Customer churn remained within the Company’s target range of 1.4% to 1.7% for the twelfth consecutive quarter.
•	Average revenue per user (“ARPU”) of all customers increased to $714 compared to $708 for the second quarter 2012 and $709 for the third quarter 2011.
•	Customer upgrades for the third quarter were at record levels for the second consecutive quarter.

Management Comments

“We made tremendous progress on our small cell network in the third quarter and now have more than 10,000 Wi-Fi and small cell antenna locations available for lease,” stated Jeffrey Thompson, President and Chief Executive Officer.  “Earlier this week, AT&T announced its plans to deploy 40,000+ small cell antennas and we believe we are well positioned to be part of their solution.”

“We are pleased to report record adjusted EBITDA profitability for our fixed wireless business and our goal is to reach cash flow profitability for that business in the first half of 2013,” noted Joseph Hernon, Chief Financial Officer.  “The launch of small cell in early 2013 presents a new backhaul revenue opportunity for our fixed wireless business”.

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	9/30/2012	6/30/2012	9/30/2011
Selected Financial Data
Revenues	$8,127	$8,103	$6,776
Gross margin	45%	54%	67%
Adjusted gross margin excluding rooftop tower locations expenses	71%	70%	73%
Depreciation and amortization	3,399	3,348	2,299
Core operating expenses (1)(2)	5,669	5,750	4,875
Operating loss (1)	(5,380)	(4,714)	(2,629)
Gain (loss) on business acquisition	-	(40)	-
Net loss (1)	(5,408)	(4,759)	(2,620)
Adjusted EBITDA (2)	(1,424)	(884)	96
Non-recurring expenses	55	41	112
Rooftop tower locations expenses, net	2,820	2,180	880
Adjusted EBITDA excluding non-recurring and rooftop tower locations expenses, net (2)	1,451	1,337	1,088
Capital expenditures
Wireless broadband	$1,935	$3,779	$2,627
Rooftop tower locations	4,299	4,046	1,663

Key Operating Metrics
Churn rate (2)	1.54%	1.65%	1.27%
ARPU (2)	$714	$708	$709
ARPU of new customers (2)	560	477	625

(1) Includes stock-based compensation of $438, $392 and $415, respectively.

(2) See Non-GAAP Measures below for a definition and reconciliation of Adjusted EBITDA, and definitions of Core Operating Expenses, Churn, ARPU and ARPU of new customers.

Operating Outlook and Guidance

•	Revenues for the fourth quarter 2012 are expected to range between $8.1 million to $8.2 million.

•	Adjusted EBITDA profitability is expected to range between $1.4 million to $1.6 million.

Non-GAAP Measures

The terms “Adjusted EBITDA,” “Churn,” “Churn rate,” “ARPU,” and “Market Cash Flow” are measurements used by Towerstream to monitor business performance and are not recognized measures under generally accepted accounting principles (“GAAP”). Accordingly, investors are cautioned in using or relying upon these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may differ from other issuers and, accordingly, may not be comparable to similar measures presented by other issuers.

We focus on Adjusted EBITDA as a principal indicator of the operating performance of our business. EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions. Adjusted Market EBITDA also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

The term “Core Operating Expenses” includes customer support services, sales and marketing, and general and administrative expenses, and excludes cost of revenues, depreciation and amortization.

The terms “Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth. The term “ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR. “ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period. Market Cash Flow represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

The Non-GAAP measure, Adjusted EBITDA, excluding non-recurring expenses and rooftop tower locations expenses, net, has been reconciled to Net loss as follows:

(All dollars are in thousands)

	Three months ended
	9/30/2012	6/30/2012	9/30/2011
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring expenses and rooftop tower locations expenses, net	$1,451	$1,337	$1,088
Depreciation and amortization	(3,399)	(3,348)	(2,299)
Non-recurring expenses, primarily acquisition-related	(55)	(41)	(112)
Rooftop tower locations expenses, net	(2,820)	(2,180)	(880)
Stock-based compensation	(438)	(392)	(415)
Loss on property and equipment	(48)	(12)	(1)
Loss on nonmonetary transactions	(71)	(78)	(10)
Interest expense	(37)	(17)	(9)
Gain (loss) on business acquisition	-	(40)	-
Other income (expense), net	(1)	(2)	(4)
Interest income	10	14	22
Net loss	$(5,408)	$(4,759)	$(2,620)

Summary Condensed Consolidated Financial Statements

(All dollars are in thousands except per share amounts)

Statement of Operations	(Unaudited)		(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenues	$8,127	$6,776	$24,050	$19,310

Operating Expenses
Cost of revenues (exclusive of depreciation)	4,439	2,231	11,226	5,583
Depreciation and amortization	3,399	2,299	10,029	6,487
Customer support services	1,129	870	3,369	2,374
Sales and marketing	1,518	1,348	4,458	4,069
General and administrative	3,022	2,657	9,432	6,797
Total Operating Expenses	13,507	9,405	38,514	25,310
Operating Loss	(5,380)	(2,629)	(14,464)	(6,000)
Other Income (Expense)
Gain (loss) on business acquisition	-	-	(40)	1,045
Interest income	10	22	41	32
Interest expense	(37)	(9)	(76)	(13)
Other income (expense), net	(1)	(4)	(8)	(9)
Total Other Income (Expense)	(28)	9	(83)	1,055
Net Loss	$(5,408)	$(2,620)	$(14,547)	$(4,945)

Net loss per common share – basic and diluted	$(0.10)	$(0.05)	$(0.27)	$(0.11)
Weighted average common shares outstanding – basic and diluted	54,403	51,599	54,361	45,517

Analysis of Third Quarter Results of Operations

Revenues for the third quarter 2012 increased by less than 1% from the second quarter 2012 and increased 20% compared to the third quarter 2011. The year-over-year increase was driven by a 14% growth in our customer base from approximately 3,200 customers at the end of the third quarter 2011 to approximately 3,600 at the end of the third quarter 2012.

ARPU of all customers in the third quarter 2012 increased 1% compared to both the second quarter 2012 and the third quarter 2011. ARPU of new customers increased 17% in the third quarter 2012 compared to the second quarter 2012 and decreased 10% compared to the third quarter 2011. ARPU of new customers can fluctuate on a quarter-to-quarter basis depending upon the relative percentage of customers purchasing lower bandwidth service, known as multipoint, and higher bandwidth service, known as point-to-point.

Customer churn during the third quarter 2012 was 1.54% compared to 1.65% during the second quarter 2012 and 1.27% during the third quarter 2011. Our churn rate was within our targeted range of 1.4% to 1.7% and remains low compared to industry averages.

Cost of revenue increased 19% in the third quarter 2012 compared to the second quarter 2012 and increased by 99% compared to the third quarter 2011. The Company spent $2.1 million in the third quarter 2012 related to the construction of its rooftop tower locations as compared to $1.3 million in the second quarter 2012 and $0.4 million in the third quarter 2011. The year-over-year increase also related to additional network expenses associated with the acquisition of Color Broadband in the fourth quarter 2011.

Depreciation expense increased 9% in the third quarter 2012 compared to the second quarter 2012 and increased 56% compared to the third quarter 2011. The base of depreciable assets was 9% higher at the end of the third quarter 2012 as compared to the second quarter 2012 and 57% higher compared to the third quarter of 2011. The increased depreciable base reflects continued growth in the core business as well as spending on the rooftop tower locations.

Amortization expense decreased 18% in the third quarter 2012 compared to the second quarter 2012 and increased 25% compared to the third quarter 2011. The sequential decrease relates to customer based intangible assets recorded in connection with the acquisition of Pipeline Wireless which were fully amortized in May 2012. The year-over-year increase relates to customer based intangible assets recorded in connection with the acquisition of Color Broadband in the fourth quarter 2011.

Customer support expenses decreased by 4% in the third quarter 2012 compared to the second quarter 2012 and increased 30% compared to the third quarter 2011. Costs associated with rooftop tower locations totaled approximately $244,000 in the third quarter 2012 compared to approximately $252,000 in the second quarter 2012 and approximately $150,000 in the third quarter 2011. In addition, there were staffing additions and other costs incurred to support our customer base which increased 23% over the one year period.

Sales and marketing expenses increased by less than 1% in the third quarter 2012 compared to the second quarter 2012 and increased 13% compared to the third quarter 2011. The year-over-year increase primarily related to higher commissions and bonuses.

General and administrative expenses decreased by 1% in the third quarter 2012 compared to the second quarter 2012 and increased 14% compared to the third quarter 2011. Costs associated with rooftop tower locations totaled approximately $0.6 million in both the third quarter 2012 and the second quarter 2012 compared to approximately $0.3 million in the third quarter 2011. The year-over-year increase also relates to higher information technology spending.

Capital expenditures totaled $6.2 million for the third quarter 2012 as compared to $7.8 million for the second quarter 2012 and $4.3 million for the third quarter 2011. The Company spent $4.3 million in the third quarter 2012 related to the construction of its rooftop tower locations as compared to $4.0 million in the second quarter 2012 and $1.7 million in the third quarter 2011.

Balance Sheet

(All dollars are in thousands)

	(Unaudited)	(Audited)
	September 30, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$23,132	$44,672
Other	1,399	1,216
Total Current Assets	24,531	45,888

Property and equipment, net	39,990	27,531

Other assets	8,712	10,218

Total Assets	73,233	83,637

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	4,608	3,564
Deferred revenues and other	2,360	2,277
Total Current Liabilities	6,968	5,841

Long-Term Liabilities	2,355	651
Total Liabilities	9,323	6,492

Stockholders’ Equity
Common stock	54	54
Additional paid-in-capital	120,782	119,470
Accumulated deficit	(56,926)	(42,379)
Total Stockholders’ Equity	63,910	77,145
Total Liabilities and Stockholders’ Equity	$73,233	$83,637

Statement of Cash Flows (Unaudited)	Nine months ended September 30,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(14,547)	$(4,945)
Non-cash adjustments:
Depreciation & amortization	10,029	6,487
Stock-based compensation	1,353	661
(Gain) loss on business acquisition	40	(1,045)
Other	216	202
Changes in operating assets and liabilities	(725)	102
Net Cash (Used in) Provided By Operating Activities	(3,634)	1,462

Cash Flows From Investing Activities
Acquisitions of property and equipment	(17,382)	(10,359)
Acquisition of business	-	(1,600)
Other	(501)	(136)
Net Cash Used in Investing Activities	(17,883)	(12,095)

Cash Flows From Financing Activities
Repayment of capital leases	(385)	(97)
Proceeds from stock issuances	397	309
Net proceeds from sale of common stock	-	38,835
Other	(35)	-
Net Cash (Used in) Provided By Financing Activities	(23)	39,047

Net (Decrease) Increase In Cash and Cash Equivalents	(21,540)	28,414
Cash and Cash Equivalents – Beginning	44,672	23,173
Cash and Cash Equivalents – Ending	$23,132	$51,587

Market data for the three months ended September 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin (1)		Operating Costs	Adjusted Market EBITDA
Los Angeles	$1,995	$599	$1,396	70%	$397	$999
New York	1,858	435	1,423	77%	320	1,103
Boston	1,698	388	1,310	77%	220	1,090
Chicago	944	304	640	68%	170	470
Miami	413	117	296	72%	94	202
San Francisco	373	87	286	77%	80	206
Las Vegas-Reno	370	158	212	57%	29	183
Dallas-Fort Worth	158	83	75	48%	90	(15)
Seattle	144	54	90	63%	36	54
Providence-Newport	132	65	67	51%	30	37
Philadelphia	30	22	8	26%	32	(24)
Nashville	12	14	(2)	-%	8	(10)
Total	$8,127	$2,326	$5,801	71%	$1,506	$4,295

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure
Adjusted market EBITDA						$4,295
Centralized costs (1)						(940)
Corporate expenses						(2,012)
Rooftop tower locations expenses						(2,886)
Depreciation and amortization						(3,399)
Stock-based compensation						(438)
Other income (expense)						(28)
Net loss						$(5,408)

Market data for the three months ended September 30, 2011

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$1,695	$390	$1,305	77%	$224	$1,081
New York	1,533	349	1,184	77%	310	874
Los Angeles	1,087	223	864	79%	263	601
Chicago	870	266	604	69%	151	453
Las Vegas-Reno	409	180	229	56%	44	185
San Francisco	370	67	303	82%	92	211
Miami	365	81	284	78%	100	184
Dallas-Fort Worth	166	85	81	49%	80	1
Seattle	125	55	70	56%	27	43
Providence-Newport	120	51	69	58%	24	45
Philadelphia	23	15	8	35%	28	(20)
Nashville	13	1	12	92%	11	1
Total	$6,776	$1,763	$5,013	74%	$1,354	$3,659

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$3,659
Centralized costs (1)	(761)
Corporate expenses	(1,933)
Rooftop tower locations expenses	(880)
Depreciation and amortization	(2,299)
Stock-based compensation	(415)
Other income (expense)	9
Net loss	$(2,620)

Market data for the nine months ended September 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Los Angeles	$5,888	$1,798	$4,090	69%	$1,109	$2,981
New York	5,349	1,340	4,009	75%	911	3,098
Boston	5,135	1,147	3,988	78%	710	3,278
Chicago	2,743	836	1,907	70%	507	1,400
Miami	1,238	299	939	76%	291	648
Las Vegas-Reno	1,199	464	735	61%	115	620
San Francisco	1,160	277	883	76%	244	639
Dallas-Fort Worth	488	258	230	47%	258	(28)
Seattle	375	173	202	54%	88	114
Providence-Newport	365	150	215	59%	93	122
Philadelphia	79	55	24	30%	77	(53)
Nashville	31	42	(11)	-%	26	(37)
Total	$24,050	$6,839	$17,211	72%	$4,429	$12,782

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA						$12,782
Centralized costs (1)						(2,829)
Corporate expenses						(6,300)
Rooftop tower locations expenses						(6,735)
Depreciation and amortization						(10,029)
Stock-based compensation						(1,353)
Other income (expense)						(83)
Net loss						$(14,547)

Market data for the nine months ended September 30, 2011

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$5,054	$1,183	$3,871	77%	$722	$3,149
New York	4,484	1,025	3,459	77%	946	2,513
Los Angeles	3,085	589	2,496	81%	799	1,697
Chicago	2,604	788	1,816	70%	499	1,317
San Francisco	1,105	199	906	82%	283	623
Miami	1,008	229	779	77%	295	484
Las Vegas-Reno	598	256	342	57%	53	289
Dallas-Fort Worth	490	245	245	50%	215	30
Seattle	400	163	237	59%	90	147
Providence-Newport	351	134	217	62%	75	142
Philadelphia	87	46	41	47%	84	(43)
Nashville	44	21	23	52%	34	(11)
Total	$19,310	$4,878	$14,432	75%	$4,095	$10,337

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA						$10,337
Centralized costs (1)						(2,243)
Corporate expenses						(5,540)
Rooftop tower locations expenses						(1,406)
Depreciation and amortization						(6,487)
Stock-based compensation						(661)
Other income (expense)						1,055
Net loss						$(4,945)

(1)	Certain expenses are reported as Cost of Revenues for financial statement purposes but are included in other line items in the Market Data table, either because they are not specific to any market or they relate to rooftop tower locations.

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on November 8, 2012 at 5:00 p.m. ET to review our financial results and provide an update on current business developments.

Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through November 14, 2012 at 11:59 p.m. ET by dialing 800-585-8367 or 404-537-3406 (for international callers) using pass code 56988940.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas-Reno and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6090

todd@indicatemedia.com

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